EXHIBIT NO.	DESCRIPTION
99.1	Press Release

FOR IMMEDIATE RELEASE
Source: The Hartcourt Companies, Inc.
Shanghai, August 9, 2005 at 1.00 am EST

Press Release

Postponement of Hartcourt Shareholder Meeting

Shanghai - August 9, 2005 — The Hartcourt Companies, Inc. (OTC BB: HRCT, Frankfurt: 900009), the Board of Directors of Hartcourt have decided to postpone its annual meeting of the stockholders previously scheduled for August 15, 2005. Hartcourt will provide further details, including the new date of the annual meeting in the near future.

About Hartcourt
Hartcourt’s achievements and operations can be found on its web site: www.hartcourt.com

Forward-looking statements

The statements made in this press release, which are not historical facts, contain certain forward-looking statements concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.

Contact:
Ms Tingting Ni, Tel: + 86 21 52138810 Fax: + 86 21 52138870 Email: ir@hartcourt.com